Exhibit 1

AMENDED AND RESTATED DEPOSIT AGREEMENT

            , 2012

CORPBANCA

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

and

OWNERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF AMERICAN DEPOSITARY RECEIPTS

ii

iii

Amended and Restated Deposit Agreement, dated as of             , 2012 among CORPBANCA, a sociedad anónima bancaria (banking corporation) organized and existing under the laws of the Chile (herein called the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as depositary hereunder and any successor as depositary hereunder (herein called the “Depositary”), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder (herein called the “Deposit Agreement”), amending and restating the deposit agreement, dated as of September 24, 2004 (herein called the “Original Deposit Agreement”), by and among the Company, Deutsche Bank Trust Company Americas (as successor to The Bank of New York) as depositary, and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder.

W I T N E S S E T H

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Deposit Agreement, it is agreed by and among the parties hereto that the Original Deposit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

Section 1.1	American Depositary Shares

The term “American Depositary Shares” shall mean American Depositary Shares, the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.

Section 1.2	Banking Superintendency

The term “Banking Superintendency” shall mean the Superintendencia de Bancos e Instituciones Financieras of Chile.

Section 1.3	Beneficial Owner

The term “Beneficial Owner” shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

Section 1.4	Central Bank

The term “Central Bank” shall mean the Banco Central de Chile.

Section 1.5 Chile

The term “Chile” shall mean the Republic of Chile.

Section 1.6	Commission

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

Section 1.7	Company

The term “Company” shall mean Corpbanca, a sociedad anónima organized under the laws of Chile, and its successors.

Section 1.8	Custodian

The term “Custodian” shall initially mean the principal Santiago office of Banco Santander-Chile, as agent of the Depositary for the purposes of this Deposit Agreement, and any substitute or additional Custodian hereafter appointed pursuant to Section 5.05.

Section 1.9	Delivery; Deposit; Surrender; Transfer; Withdrawal

The terms “deliver”, “delivery” and “deposit” shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery or deposit of such security by means of book-entry transfer, as appropriate, including, without limitation, through DRS/Profile. With respect to DRS/Profile Receipts, the terms “execute”, “issue”, “register”, “surrender”, “transfer”, “withdrawal” or “cancel” refer to applicable entries or movements to or within DRS/Profile

Section 1.10	DCV

The term “DCV” shall mean DCV Registros S.A., which provides the book-entry settlement system for the Company’s equity securities, or any successor entity thereto.

Section 1.11	Deposit Agreement

The term “Deposit Agreement” shall mean this Amended and Restated Deposit Agreement, as the same may be amended from time to time in accordance with the provisions of this Amended and Restated Deposit Agreement.

Section 1.12	Depositary; Corporate Trust Office

The term “Depositary” shall mean Deutsche Bank Trust Company Americas, a New York banking corporation, and any successor as depositary hereunder. The term “Corporate Trust Office”, when used with respect to the Depositary, shall mean the office of the Depositary, which at the date of this Deposit Agreement, is 60 Wall Street, New York, New York 10005.

Section 1.13	Deposited Securities

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.05.

Section 1.14	Dollars

The term “Dollars” shall mean United States dollars.

Section 1.15	DRS/Profile

The term “DRS/Profile” means the system for the uncertificated registration of ownership of securities pursuant to which ownership of American Depositary Shares is maintained on the books of the Depositary without the issuance of a physical certificate and transfer instructions may be given to allow for the automated transfer of ownership between the books of DTC and the Depositary. Ownership of American Depositary Shares held in DRS/Profile is evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.

Section 1.16	DTC

The term “DTC” shall mean The Depository Trust Company, or its successor.

Section 1.17	Estatutos

The term “Estatutos” shall mean the charter and by-laws of the Company.

Section 1.18	Foreign Registrar

The term “Foreign Registrar” shall mean the entity that maintains the Company’s shareholders’ registry and any other appointed agent of the Company for the transfer and registration of Shares.

Section 1.19	Owner

The term “Owner” shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

Section 1.20	Receipts

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares. References to Receipts shall include physical certificated Receipts as well as American Depositary Shares issued through DRS/Profile, unless the context otherwise requires.

Section 1.21	Registrar

The term “Registrar” shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

Section 1.22	Restricted Securities

The term “Restricted Securities” shall mean Shares, or Receipts representing Shares, that are acquired directly or indirectly from the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company in a transaction or chain of transactions not involving any public offering, or that are held by an officer, director (or person performing similar functions) or other affiliate of the Company, or that would require registration under the Securities Act in connection with the public offer and sale thereof in the United States, or that are subject to other restrictions on sale or deposit under the laws of the United States or Chile, or under a shareholder agreement or the Estatutos of the Company.

Section 1.23	Securities Act

The term “Securities Act” shall mean the United States Securities Act of 1933, as amended.

Section 1.24	Securities Exchange Act

The term “Securities Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

Section 1.25	Shares

The term “Shares” shall mean common shares of the Company, heretofore validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and that are not issued in violation of any pre-emptive or similar rights of the holders of outstanding Shares or interim certificates representing such Shares; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

Section 1.26	SVS

The term “SVS” shall mean the Superintendencia de Valores y Seguros of Chile.

ARTICLE II

FORM OF RECEIPTS; EXECUTION AND DELIVERY,

TRANSFER AND SURRENDER RECEIPTS

Section 2.1	Form and Transferability of Receipts.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered, in the case of definitive Receipts, and each Receipt issued through the DRS/Profile, in either case as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required (i) by the Depositary, after consultation with the Company, or (ii) to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which the American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipt to the contrary, to the extent available by the Depositary, American Depositary Shares shall be evidenced by Receipts issued through DRS/Profile unless certificated Receipts are specifically requested by the Owner. Owners and Beneficial Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or issued through DRS/Profile.

The Receipts shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

Section 2.2	Deposit of Shares

Shares or evidence of rights to receive Shares may be deposited by delivery thereof to the Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit.

No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental authority in Chile that is then performing the function of the regulation of currency exchange.

If the person proposing to deposit Shares is not domiciled or resident in Chile, the Custodian shall not accept those Shares unless it receives from or on behalf of that person an instrument whereby that person assigns and transfers to the Depositary any rights it may have under Chilean regulations relating to currency exchange. The Custodian shall give notice to the Central Bank of the assignment of any rights referred to in the preceding sentence to the extent required by Chilean law or regulations.

If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine, including, without limitation, by causing them to be credited to an account maintained by the Custodian for such purpose with the Company or an accredited intermediary, such as a bank, acting as a registrar for the Shares, or in an account maintained in the book-entry settlement system of DCV, together with delivery of the documents referred to herein to the Custodian or the Depositary.

Section 2.3	Execution and Delivery of Receipts

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole reasonable discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.09, and of all taxes and governmental charges and fees and expenses payable in connection with such deposit and the transfer of the Deposited Securities.

Section 2.4	Registration of Transfer of Receipts; Combination and Split-up of Receipts

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed (in the case of a certificated Receipt) for transfer or accompanied by, or in the case of DRS/Profile Receipts receipt by the Depositary of, proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or

Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated Receipt with a Receipt issued through DRS/Profile, or vice versa, execute and deliver a certificated Receipt or DRS/Profile statement, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or DRS/Profile statement, as the case may be, substituted.

Section 2.5	Surrender of Receipts and Withdrawal of Shares

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities and upon delivery of any certifications required under the laws of Chile and the regulations of the Central Bank of Chile (including any certifications that the Owner’s residence and domicile are outside of Chile), if applicable, and subject to the terms and conditions of this Deposit Agreement, the Estatutos of the Company and the Deposited Securities, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) Shares in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

For purposes of tax rulings dated January 29, 1990 and October 1, 1999 issued by the Chilean Internal Revenue Service regarding certain tax matters relating to American depositary shares and American depositary receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by an Owner upon surrender of the corresponding Receipt shall be the highest reported sale price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) on the date on which the transfer of such Share or other Deposited Security from the Depositary to such Owner is recorded on the books of the Foreign Registrar. In the event that the Shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded. Notwithstanding the foregoing, in the event that the exchanged shares are sold by the Owner in a Chilean stock exchange on the same day on which the transfer is recorded on the books of the Foreign Registrar or within the two business days prior to the date on which the sale is recorded on those books, the acquisition price of such exchanged shares shall be the price registered in the invoice issued by the stockbroker that participated in the sale transaction. In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Foreign Registrar, such value shall be deemed to be the highest sales price reported on the last day on which such sales price was reported; provided, however, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased (or decreased) by the percentage increase (or decrease) over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.

Section 2.6	Limitations on Execution and Delivery, Transfer and Surrender of Receipts

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Company, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided herein or in the Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature, may require delivery of such certifications as the Company may from time to time specify in writing to the Depositary to assure the Company of compliance with the Securities Act and the rules and regulations thereunder, may require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.06, and may also require compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of Deposited Securities as may be established by any governmental authority in Chile or the United States or the Central Bank or the Banking Superintendency.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority or commission, or under any provision of this Deposit Agreement or the provisions governing the Deposited Securities, any meeting of the shareholders of the Company or any payment of dividends, or for any other reason. The Depositary shall notify the Company of any suspension or refusal under the preceding sentence that is other than in the ordinary course of business.

The Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares that would be required to be registered under the provisions of the Securities Act for the public offer and sale thereof in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.

Without limiting the foregoing, Shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit hereunder only if those Shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those Shares for deposit hereunder, require the person depositing those Shares to provide the Depositary with a certificate to the foregoing effect.

Notwithstanding anything to the contrary in this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

Section 2.7	Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt (which, in the discretion of the Depositary may be issued through DRS/Profile unless specifically requested otherwise) of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

Section 2.8	Cancellation and Destruction of Surrendered Receipts

All Receipts surrendered to the Depositary shall be canceled by the Depositary. The Depositary is authorized to destroy Receipts so canceled.

Section 2.9	Pre-Release of Receipts

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 hereof execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02

(a “Pre-Release”). The Depositary may, pursuant to Section 2.05, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares and Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release), (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE III

CERTAIN OBLIGATIONS OF OWNERS AND BENEFICIAL OWNERS OF RECEIPTS

Section 3.1	Filing Proofs, Certificates and Other Information

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions governing Deposited Securities, and the terms of this Deposit Agreement such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall provide to the Company, as promptly as practicable, upon its written request, copies of any such proof or citizenship or residence or other information referred to above so requested, to the extent that disclosure is permitted under applicable law.

Section 3.2 Liability of Owner or Beneficial Owner for Taxes

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold or deduct any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such deductions, dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

Section 3.3	Warranties on Deposit of Shares

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent and warrant that such Shares are not, and American Depositary Shares representing such Shares would not be, Restricted Securities. All representations and warranties required by this Section 3.03 shall service the deposit of Shares and delivery of Receipts and the withdrawal of Shares in respect of surrendered Receipts.

Section 3.4	Disclosure of Interests

To the extent that provisions of or governing any Deposited Securities or the rules and regulations of any governmental authority may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with written Company instructions as to Receipts in respect of any such enforcement or limitation and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such Company instructions.

Section 3.5	Compliance with Chilean Law

Pursuant to Circular Letter Number 1,375 of the SVS dated 12 February 1998 (the “CL 1,375”), Owners are deemed, for certain purposes of Chilean law, to be treated as owners of Shares. Accordingly, Owners shall, as a matter of Chilean law, be obligated and by holding American Depositary Shares shall be deemed to agree to comply with the obligations that shareholders have in Chile including, without limitation, the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile and the regulations issued by the SVS in connection therewith.

Article 12 requires, among other things, that Owners and Beneficial Owners who directly or indirectly own 10% or more of the total share capital of the Company (or who may attain such percentage ownership through an acquisition of shares), or the directors, liquidators, principal executives or managers of such Owners or Beneficial Owners, must report to the SVS and the stock exchanges in Chile on which the Shares are listed:

(i)	any direct or indirect acquisition or sale of Receipts; and

(ii)	any direct or indirect acquisition or sale of any contract or security whose price or results depend on or are conditioned in whole or in part on the price of the Company’s shares.

The information must be provided not later than the day following the effectiveness of the acquisition or sale, and in addition, shareholders required to report under clause (i) or (ii) above must state in their report whether their purpose is to acquire control of the Company or to make a financial investment.

Under Article 54 of Law 18,045 of Chile (the “Securities Market Law”) and the regulations of the SVS, persons or entities intending to acquire control, directly or indirectly (as defined in Title XV of the Securities Market Law), of a publicly traded company, including through acquisitions to be made through direct subscriptions or private transactions, shall previously (a) send a written notice of such intention to the Company, to the Company’s controllers, to companies controlled by the Company, to the SVS and to the stock exchanges in Chile on which the Shares are listed, and, (b) publish a notice of such intention in two newspapers in Chile and on the Company’s website. Such written communications and publications must be made at least ten business days prior to the date of intended acquisition of control or as soon as negotiations pursuing control have been formalized or confidential documentation of the Company has been provided. Within two business days following the acquisition of control, the Owner must publish a notice in the same newspapers in which the intention of control was published and send written communications to the same entities listed in clause (a) above.

Articles 101 and 102 of the Securities Market Law empower the SVS to request information in order to determine whether a Beneficial Owner is part of any entrepreneurial group and the holders of the ADSs must deliver such information.

Article 36 of the Decree with Force of Law No. 3 of 1997, as amended (the “General Banking Law”) states that as a matter of public policy, no person or company may acquire, directly or indirectly, more than 10% of the shares of a bank without the prior authorization of the Banking Superintendency. The prohibition would also apply to Beneficial Owners. In the absence of such authorization, any person or group of persons acting in concert who in aggregate have acquired, directly or indirectly, more than 10% of the shares (or the rights to over 10% of the shares) of a bank would not be permitted to exercise voting rights with respect to the shares or Receipts acquired. In determining whether or not to issue such an authorization, the Banking Superintendency considers a number of factors enumerated in the General Banking Law, including the financial stability of the purchasing party.

Article 35 bis of the General Banking Law requires the prior authorization of the Banking Superintendency for a substantial increase in share ownership by a controlling shareholder of a bank, including Beneficial Owners. Such prior authorization is required only when such controlling shareholder would own a market share in loans (colocaciones) determined by the Banking Superintendency to be more than 15% of all loans in the Chilean banking system. The intended purchase, may be denied or conditioned by the Banking Superintendency, on one or more of the following:

a) that the bank or banks maintain an effective net equity higher than 8.0% and up to 14.0% of their risk-weighted assets;

b) that the technical reserve established in Article 65 of the General Banking Law be applicable when deposits exceed one and a half times the resulting bank’s paid-in capital and reserves; or

c) that the margin for interbank loans be reduced to 20.0% of the resulting bank’s effective shareholders’ equity.

ARTICLE IV

THE DEPOSITED SECURITIES

Section 4.1	Cash Distributions

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, as promptly as practicable, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded up or down to the nearest whole cent (with fractions of $.005 or more being rounded up) and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in Chile all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

Section 4.2	Distributions Other Than Cash, Shares or Rights

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04, the Depositary shall, after consultation with the Company to the extent practicable, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Owners) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) and any taxes or governmental charges shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01. The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act. To the extent such securities or property or the net proceeds thereof is not effectively distributed to Owners as provided in this Section 4.02, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.

Section 4.3	Distributions in Shares

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of the fees and expenses of the Depositary as provided in Section 5.09. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall use its reasonable best efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

Section 4.4	Rights

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or by reason of applicable law, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary reasonably determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems reasonably appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of this Deposit Agreement, and shall, pursuant to Section 2.03 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this Section 4.04, such Receipts shall be legended in accordance with applicable U.S. law and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary reasonably determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it shall use its reasonable best efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners be cause of exchange restrictions or the date of delivery of any Receipt or otherwise, and distribute such net proceeds to the Owners entitled to them as in the case of a distribution of cash.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

Section 4.5	Conversion of Foreign Currency

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall, as promptly as practicable, be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any taxes, governmental charges or expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable and shall so file, at the expense of the Company, if reasonably requested to do so by the Company.

If at any time the Depositary or the Custodian shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

Section 4.6	Fixing of Record Date

Whenever any cash dividend or other cash distribution shall become payable or any dividend or distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions hereof, or in respect of such changed number of Deposited Securities represented by each American Depositary Share or in respect of such other matter or (iii) who shall be responsible for any fee or charges assessed by the Depositary pursuant to this Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners at the close of business on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of any other such matter.

Section 4.7	Voting of Deposited Securities

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting and in the solicitation materials, if any, received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled under the terms of this Deposit Agreement, subject to any applicable provision of Chilean law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted (or to grant discretionary proxy to a person designated by the Company to vote) the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to such Shares or other Deposited Securities other than in accordance with such instructions. If no instructions are received by the Depositary from an Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by that Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing, if applicable) that (x) the Company does not wish such proxy given, (y) the Company believes substantial shareholder opposition exists or (z) the Company believes the matter would have an adverse impact on its shareholders.

Subject to the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, at least two New York banking days prior to the date of such meeting, the Depositary shall, if requested in writing by the Company, deliver to the Company, in accordance with Section 7.05, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the American Depositary Shares at such meeting. Delivery of instructions will be made at the expense of the Company provided that payments of such expense shall not be a condition precedent to the obligations of the Depositary under this Section.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, the Company shall give the Depositary notice of any such meeting or solicitation not less than 30 days prior to the meeting date or date for giving such proxies or consents.

Section 4.8	Changes Affecting Deposited Securities

In circumstances where the provisions of Section 4.03 do not apply, upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities or other property that shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that the Depositary reasonably determines that any securities or property so received may not be lawfully or practicably distributed to all or certain Owners, the Depositary may sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the net proceeds of such sales (after payment of the expenses thereof, the fees of the Depositary and any taxes or governmental charges) for the account of the Owners otherwise entitled to such securities or property upon an average or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. Promptly upon receipt of notice from the Company pursuant to Section 5.06 of the occurrence of any of the events referred to in the first sentence of this Section, the Depositary shall give notice thereof, at the Company’s expense, to all Owners if the event affects holdings of American Depositary Shares.

In the event that Shares are to be redeemed and, as a result, Shares registered in the name of the Custodian are called for redemption by the Company, the Depositary will call for the redemption of American Depositary Shares (in aggregate number representing the number of Shares registered in the name of the Custodian called for redemption) and may adopt such method as it may deem equitable and practicable to select the American Depositary Shares called for redemption.

Section 4.9	Reports

The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

Section 4.10	Lists of Owners

Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

Section 4.11	Withholding

In connection with any distribution to Owners, the Company will remit to the appropriate governmental authority or agency (or other appropriate entity) all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company (or by the Owners that would otherwise receive such amounts); and the Depositary and the Custodian will remit o the appropriate governmental authority or agency (or other appropriate entity) all amounts (if any) required to be withheld and owning to such authority or agency by the Depositary or the Custodian or by the Owners that would otherwise receive such amounts. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners. In the event that the Depositary reasonably determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes or governmental charges and the Depositary shall distribute the net proceeds of any such sale or the balance of any such distribution after deduction of such taxes or governmental charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE V

THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

Section 5.1	Maintenance of Office and Transfer Books by the Depositary

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not, to the Depositary’s knowledge, be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, and shall close them upon the reasonable written request of the Company. The Depositary will notify the Company of any closure under the preceding sentence that is other than in the ordinary course of business.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

Section 5.2	Prevention or Delay in Performance by the Depositary or the Company

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner for any special, consequential,

indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise, or by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Estatutos of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

Section 5.3	Obligations of the Depositary, the Custodian and the Company

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner, Beneficial Owner or other person, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner, Beneficial Owner or other person (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person.

Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

Notwithstanding the foregoing, the Company shall provide to the Banking Superintendency and to the SVS, according to applicable regulations of such entities (Chapter 1-11 of the Updated Compilation of Rules of the Banking Superintendency and the CL 1,375, respectively) any information relating to any amendment regarding the issuance of Receipts program under the Deposit Agreement, including any resignation, removal or change of depositary, as well as to deliver to such regulators the relevant documents evidencing such amendments.

In turn, according to the CL 1,375, the Depositary shall provide to the Company information relating to, i) delivery and withdrawal of Receipts; ii) number of issued Receipts; and, iii) transactions with Receipts, including at least price and number of Receipts traded.

Section 5.4	Resignation and Removal of the Depositary

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its reasonable best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5	The Custodians

The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If, upon such resignation there would be no

Custodian acting under this Deposit Agreement, the Depositary shall, with the approval of the Company, which approval shall not be unreasonably withheld or delayed, as promptly as practicable after receiving such notice, appoint a substitute custodian, which shall thereafter be a Custodian hereunder. Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Owners to do so, it may, after consultation with the Company to the extent practicable, appoint a substitute or additional custodian or custodians, each of which shall thereafter be a Custodian hereunder. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian. Each substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. As promptly as practicable after any such change, the Depositary shall give notice thereof in writing to the Company.

Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to that Custodian all such instruments as may be proper to give to that Custodian full and complete power and authority as agent hereunder of such successor depositary.

The Custodian shall undertake to provide to the Banking Superintendency and the Central Bank any information that, according to applicable regulations, is relevant in connection with the custody, maintenance, deposit and registration of the Shares and the rights that the Custodian exercises with respect to Shares according to the instructions of the Depositary.

Section 5.6	Notices and Reports

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the transmittal, as promptly as reasonably practicable, by the Company to the Depositary and the Custodian of such notices and any other reports and communications that are made generally available by the Company to holders of its Shares. If requested in writing by the Company, the Depositary will arrange for the mailing, at the Company’s expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

The Company will deliver to the Depositary and the Custodian a copy (in English or with an English translation) of all provisions of or governing the Shares and any other Deposited Securities. Promptly upon any change in such provisions, the Company shall deliver promptly to the Depositary and the Custodian a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely on the copy of such provisions as so delivered for all purposes of this Deposit Agreement.

Section 5.7	Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as reasonably practicable and in any event before the Distribution starts (i) in the case of a Distribution in respect of Deposited Securities, provide instructions as to the manner in which the Depositary is to effect delivery, and (ii) in every case, if reasonably requested in writing by the Depositary, the Company shall promptly furnish to the Depositary a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating whether or not the Distribution requires, or, if made in the United States, would require, registration under the Securities Act. If, in the opinion of that counsel, the Distribution requires, or, if made in the United States, would require, registration under the Securities Act, that counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement under the Securities Act in effect that will cover that Distribution. The Company shall be under no obligation to file a registration statement with respect to such dividend or distribution.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act.

Section 5.8	Indemnification

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian acting in connection with this Deposit Agreement (“indemnified persons”) against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of (a) any registration with the Commission of American Depositary Shares or Deposited Securities or the offer or sale of those securities in the United States, except to the extent such liability or expense (including reasonable fees and expenses of counsel) arises out of information (or omissions from such information) relating to such indemnified person, furnished to the Company by the Depositary expressly for use in connection with any registration with the Commission of Deposited Securities or the offer or sale of those securities in the United States and not materially changed by the Company or (b) acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by such indemnified person, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09) of a Receipt or Receipts in accordance with Section 2.09 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Notwithstanding the above, in no event shall the Company, the Depostiary or any of their respective directors, officers, employees, agents and/or affiliates be liable for any indirect, special, punitive or consequential liabilities or expenses, whether to Owners and Beneficial Owners, or to any other person.

Section 5.9	Charges of Depositary

The Company the Owners, the Beneficial Owners, and persons depositing Shares or surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively as provided for under Article (7) of the Receipt; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the American Depositary Shares are listed. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Owners and Beneficial Owners, only in the manner contemplated in Section 6.1. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

The Depositary and the Company may reach separate agreement in relation to the payment of any additional remuneration to the Depositary in respect of any exceptional duties which the Depositary finds necessary or desirable and agreed by both parties in the performance of its obligations hereunder and in respect of the actual costs and expenses of the Depositary in respect of any notices required to be given to the Owners in accordance with Section 6.1 hereof and Article (20) of the Receipt.

Section 5.10	Retention of Depositary Documents

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company reasonably requests that such papers be retained for a longer period.

Section 5.11	Exclusivity

The Company agrees not to appoint any other depositary for issuance of American or global depositary receipts for Shares so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

Section 5.12	List of Restricted Securities Owners

The Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or other entities that beneficially own Restricted Securities as of the date of this Deposit Agreement, and the Company shall update that list on a regular basis as reasonably requested by the Depositary. The Company agrees to advise in writing each of the persons or other entities so listed that Restricted Securities, so long as they remain Restricted Securities, are ineligible for deposit under this Deposit Agreement. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1	Amendment

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, transfer and registration fees for Deposited Securities, cable, telex or facsimile transmission costs, delivery expenses or similar expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Section 6.2	Termination

The Depositary shall, at any time at the direction of the Company, terminate this Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of termination to the Company and the Owners of all Receipts then outstanding if at least 60 days have passed since the Depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.04. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender o f Receipts referred to in Section 2.05, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09.

ARTICLE VII

MISCELLANEOUS SECTION

Section 7.1	Counterparts

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any Owner or Beneficial Owner during business hours.

Section 7.2	No Third Party Beneficiaries

This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.3	Severability

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4	Owners and Beneficial Owners as Parties; Binding Effect

The Owners and Beneficial Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof or any interest therein.

Section 7.5	Notices

Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to the Company at Huérfanos 1072, Santiago, Chile, Attention: Camilo Morales, Facsimile: 011-562-687-8831, or any other place to which the Company may have transferred its principal office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, USA Attention: ADR Department, telephone: (001) 212 602-1044, facsimile: (001) 212 797 0327 or any other place to which the Depositary may have transferred its Corporate Trust Office with notice to the Company.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Section 7.6	Submission to Jurisdiction; Appointment of Agent for Service of Process

The Company hereby (i) designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding between the Company and the Depositary arising out of or relating to the American Depositary Shares or this Deposit Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the Borough of Manhattan in the State of New York in which any such suit or proceeding between the Company and the Depositary may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding between the Company and the Depositary. The Company agrees to deliver, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent. The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force. If for any reason such agent hereunder shall cease to be available to act as such, the Company agrees to designate a new agent in the United States on the terms and for the purpose of this Section reasonably satisfactory to the Depositary. In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed ten (10) days after the same shall have been so mailed.

Section 7.7	Governing Law

This Deposit Agreement and the Receipts shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York.

Section 7.8	Waiver of Immunities

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any Chilean court or any court as provided in Section 7.06, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to its obligations and liabilities of the Company, or any other matter arising out of or in connection with the American Depositary Shares or this Deposit Agreement to the extent provided in Section 7.06, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

In witness whereof, CORPBANCA and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Beneficial Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof or any interest therein.

CORPBANCA

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

American Depositary Shares

(Each American Depositary Share represents 1,500 Shares)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES

OF

CORPBANCA

(ORGANIZED UNDER THE LAWS OF CHILE)

Deutsche Bank Trust Company Americas, as depositary (herein called the Depositary), hereby certifies that [—], or registered assigns is the Owner of [—].

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein called Shares) of Corpbanca, a sociedad anónima bancaria (banking corporation) organized and existing under the laws of the Chile (herein called the “Company”). At the date hereof, each American Depositary Share represents 1,500 Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Santiago office of Banco Santander Chile (herein called the “Custodian”).

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS

60 WALL STREET, NEW YORK, NEW YORK 10005

1	The Deposit Agreement

This American Depositary Receipt is one of an issue (herein called Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of                 , 2012 as the same may be amended from time to time in accordance with its terms (the “Deposit Agreement”), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt or any interest therein agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called Deposited Securities). Copies of the Deposit Agreement are on file at the Depositary’s Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2	Surrender of Receipts and Withdrawal of Shares

Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities and upon delivery of any certifications required under the laws of Chile and the regulations of the Central Bank of Chile (including any certifications that the Owner’s residence and domicile are outside of Chile), if applicable, and subject to the terms and conditions of the Deposit Agreement, the Estatutos of the Company and the Deposited Securities, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) Shares in the name of the Owner hereof or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer and (b) any other securities, property and cash to which such Owner is then entitled in respect of the Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.

For purposes of tax rulings dated January 29, 1990 and October 1, 1999 issued by the Chilean Internal Revenue Service regarding certain tax matters relating to American depositary shares and American depositary receipts, the acquisition value of any Share or other Deposited Security upon its withdrawal by an Owner upon surrender of the corresponding Receipt shall be the highest reported sale price of such Share or other Deposited Security on the Bolsa de Comercio de Santiago, Bolsa de Valores (the “Santiago Stock Exchange”) on the date on which the transfer of such Share or other Deposited Security from the Depositary to such Owner is recorded on the books of the Foreign Registrar. In the event that the Shares or other Deposited Securities are not then traded on the Santiago Stock Exchange, such value shall be the highest reported sales price on the principal stock exchange or other organized securities market in Chile on which such Shares or other Deposited Securities are then traded. Notwithstanding the foregoing, in the event that the exchanged shares are sold by the Owner in a Chilean stock exchange on the same day on which the transfer is recorded on the books of the Foreign Registrar or within the two business days prior to the date on which the sale is recorded on those books, the acquisition price of such exchanged shares shall be the price registered in the invoice issued by the stockbroker that participated in the sale transaction. In the event that no such sales price is reported on the day on which such transfer is recorded on the books of the Foreign Registrar, such value shall be deemed to be the highest sales price reported on the last day on which such sales price was reported; provided, however, that if such day is more than 30 days prior to the date of such transfer, such price shall be increased (or decreased) by the percentage increase (or decrease) over the corresponding period in the Chilean consumer price index as reported by the pertinent governmental authority of Chile.

3	Transfers, Split-Ups, and Combinations of Receipts

Subject to the terms and conditions of the Deposit Agreement, the transfer of a Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Owner thereof in person or by a duly authorized attorney, upon surrender of the Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and duly stamped as may be required by the laws of the State of New York and of the United States of America. A Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Company, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided herein or in the Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature, may require delivery of such certifications as the Company may from time to time specify in writing to the Depositary to assure the Company of compliance with the Securities Act and the rules and regulations thereunder, may require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.06 thereof, and may also require compliance with any laws or governmental regulations relating to the Receipts or to the withdrawal of Deposited Securities as may be established by any governmental authority in Chile or the United States or the Central Bank or the Banking Superintendency.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental authority or commission, or under any provision of the Deposit Agreement or the provisions governing the Deposited Securities, any meeting of the shareholders of the Company or any payment of dividends, or for any other reason.

The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares that would be required to be registered under the provisions of the Securities Act for the public offer and sale thereof in the United States, unless a registration statement is in effect as to such Shares for such offer and sale.

Without limiting the foregoing, Shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit under the Deposit Agreement only if those Shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those Shares for deposit, require the person depositing those Shares to provide the Depositary with a certificate to the foregoing effect.

Notwithstanding anything to the contrary in the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

4	Liability of Owner or Beneficial Owner for Taxes

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold or deduct any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such deductions, dividends or other distributions or t he proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

5	Warranties on Deposit of Shares

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor, if applicable, are validly issued, fully paid, non-assessable, and were not issued in violation of any preemptive or similar rights of the holders of outstanding Shares and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent and warrant that such Shares are not, and American Depositary Shares representing such Shares would not be, Restricted Securities. All representations and warranties required by Section 3.03 of the Deposit Agreement shall service the deposit of Shares and delivery of Receipts and the withdrawal of Shares in respect of surrendered Receipts.

6	Filing Proofs, Certificates, and Other Information

Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions governing Deposited Securities, and the terms of the Deposit Agreement such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may reasonably require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental authority in Chile that is then performing the function of the regulation of currency exchange. If the person proposing to deposit Shares is not domiciled or resident in Chile, the Custodian shall not accept those Shares unless it receives from or on behalf of that person an instrument whereby that person assigns and transfers to the Depositary any rights it may have under Chilean regulations relating to currency exchange. The Custodian shall give notice to the Central Bank of the assignment of any rights referred to in the preceding sentence to the extent required by Chilean law or regulations.

7	Charges of Depositary

The Depositary shall charge the following fees for the services performed under the terms of the Deposit Agreement; provided, however, that no fees shall be payable upon distribution of cash dividends so long as the charging of such fee is prohibited by the exchange, if any, upon which the American Depositary Shares are listed:

(i)

to any person to whom American Depositary Shares are issued or to any person to whom a distribution is made in respect of American Depositary Share distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash), a fee not in excess of U.S.$5.00 per 100 American Depositary Shares (or fraction thereof) so issued under the terms of the Deposit Agreement to be determined by the Depositary;

(ii)

to any person surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities including, inter alia, cash distributions made pursuant to a cancellation or withdrawal, a fee not in excess of U.S.$5.00 per 100 American Depositary Shares (or fraction thereof) so surrendered;

(iii)

to any Holder of American Depositary Shares, a fee not in excess of U.S.$2.00 per 100 American Depositary Shares held for the distribution of cash proceeds, including cash dividends or sale of rights and other entitlements, not made pursuant to a cancellation or withdrawal;

(iv)	to any Holder of American Depositary Shares, a fee not in excess of U.S.$5.00 per 100 American Depositary Shares (or portion thereof) issued upon the exercise of rights; and

(v)

to any Holder of American Depositary Shares, an annual fee not in excess of U.S.$2.00 per 100 American Depositary Shares for the operation and maintenance costs associated with the administration of such American Depositary Shares (such fee to be assessed against Holders of record as at the date or dates set by the Depositary as it sees fit and collected at the sole discretion of the Depositary by billing such Holders for such fee or by deducting such fee from one or more cash dividends or other cash distributions), provided, however, that if the Depositary imposes a fee under this clause (v), then the total of fees assessed under this clause (v), combined with the total of fees assessed under clause (iii) above, shall not exceed U.S.$2.00 per 100 American Depositary Shares in any calendar year.

In addition, Holders, Beneficial Owners, person depositing Shares for deposit and person surrendering American Depositary Shares for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)

such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities with the Foreign Registrar and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)

such cable, telex , facsimile and electronic transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of American Depositary Shares;

(iv)	the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;

(v)

such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, American Depositary Shares and Receipts;

(vi)

the fees and expenses incurred by the Depositary in connection with the delivery of Deposited Securities, including any fees of a central depository for securities in the local market, where applicable;

(vii)	any additional fees, charges, costs or expenses that may be incurred by the Depositary from time to time.

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by Article (20) of this Receipt.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

8	Pre-Release of Receipts

Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a “Pre-Release”). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares and Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be, other than in satisfaction of such Pre-Release) (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares represented by American Depositary Shares which are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9	Title to Receipts

It is a condition of this Receipt and every successive Owner and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10	Validity of Receipt

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

11	Available Information, Inspection of Transfer Books

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. Such reports will be available for inspection and copying by Owners and Beneficial Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners of Receipts copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not, to the Depositary’s knowledge, be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

12	Dividends and Distributions

Whenever the Depositary or the Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, as promptly as practicable, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto; provided, however, that in the event that the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, after consultation with the Company to the extent practicable, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, in any manner that the Depositary may reasonably deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) and any taxes or governmental charges will be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. The Depositary may withhold any distribution of Securities under Section 4.02 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act. To the extent such securities or property or the net proceeds thereof is not effectively distributed to Owners as provided in Section 4 .02 of the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in such securities, property or net proceeds.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will use its reasonable best efforts to sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In connection with any distribution to Owners, the Company will remit to the appropriate governmental authority or agency (or other appropriate entity) all amounts (if any) required to be withheld by the

Company and owing to such authority or agency by the Company (or by the Owners that would otherwise receive such amounts); and the Depositary and the Custodian will remit o the appropriate governmental authority or agency (or other appropriate entity) all amounts (if any) required to be withheld and owning to such authority or agency by the Depositary or the Custodian or by the Owners that would otherwise receive such amounts. The Depositary will forward to the Company such information from its records as the Company may reasonably request to enable the Company to file necessary reports with governmental authorities or agencies, and either the Company or the Depositary may file any such reports necessary to obtain benefits under any applicable tax treaties for Owners. In the event that the Depositary reasonably determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes or governmental charges and the Depositary shall distribute the net proceeds of any such sale or the balance of any such distribution after deduction of such taxes or governmental charges to the Owners entitled thereto.

13	Rights

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or by reason of applicable law, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary reasonably determines, after consultation with the Company, that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it reasonably deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Deposit Agreement, such Receipts shall be legended in accordance with applicable U.S. laws and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary reasonably determines, after consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it shall use its reasonable best efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise, and distribute such net proceeds to the Owners entitled to them as in the case of a distribution of cash.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14	Conversion of Foreign Currency

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall, as promptly as practicable, convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall, as promptly as practicable, be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any taxes, governmental charges or expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable and shall so file, at the expense of the Company, if reasonably requested to do so by the Company.

If at any time the Depositary or the Custodian shall determine that in its reasonable judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15	Record Dates

Whenever any cash dividend or other cash distribution shall become payable or any dividend or distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (ii) entitled to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement, or in respect of such changed number of Deposited Securities represented by each American Depositary Share or in respect of such other matter or (iii) responsible for any fees or charges assessed by the Depositary pursuant to the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement.

16	Voting of Deposited Securities

Upon receipt from the Company of notice of any meeting or solicitation of proxies or consents of holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting and in the solicitation materials, if any, received by the

Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled under the terms of the Deposit Agreement, subject to any applicable provision of Chilean law and of the Estatutos of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted (or to grant discretionary proxy to a person designated by the Company to vote) the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to such Shares or other Deposited Securities other than in accordance with such instructions. If no instructions are received by the Depositary from an Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by that Owner’s Receipts on or before the date established by the Depositary for such purpose, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary (and the Company agrees to provide such information promptly in writing, if applicable) that (x) the Company does not wish such proxy given, (y) the Company believes substantial shareholder opposition exists or (z) the Company believes the matter would have an adverse impact on its shareholders.

17	Changes Affecting Deposited Securities

In circumstances where the provisions of Section 4.03 do not apply, upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities or other property that shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, subject to the Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that the Depositary reasonably determines that any securities or property so received may not be lawfully or practicably distributed to all or certain Owners, the Depositary may sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the net proceeds of such sales (after payment of the expenses thereof, the fees of the Depositary and any taxes or governmental charges) for the account of the Owners otherwise entitled to such securities or property upon an average or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. Promptly upon receipt of notice from the Company pursuant to Section 5.06 of the occurrence of any of the events referred to in the first sentence of this Article, the Depositary shall give notice thereof, at the Company’s expense, to all Owners if the event affects holdings of American Depositary Shares.

In the event that Shares are to be redeemed and, as a result, Shares registered in the name of the Custodian are called for redemption by the Company, the Depositary will call for the redemption of American Depositary Shares (in aggregate number representing the number of Shares registered in the name of the Custodian called for redemption) and may adopt such method as it may deem equitable and practicable to select the American Depositary Shares called for redemption.

18	Liability of the Company and Depositary

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner for any special, consequential, indirect or punitive damages for any breach of the terms of this Deposit Agreement or otherwise, or by reason of any provision of any present or future law or regulation of the United States or any other country, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Estatutos of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to any Owner, Beneficial Owner of Receipts or other person, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts on behalf of any Owner, Beneficial Owner or other person. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary. Notwithstanding the above, in no event shall the Depositary, the Company or any of their respective directors, officers, employees, agents and/or affiliates be liable for any indirect, special, punitive or consequential liabilities or expenses, whether to Owners and Beneficial Owners, or to any other person. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement.

19	Resignation and removal of the Depositary; Appointment of Successor Custodian

The Depositary may at any time resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, to become effective upon the later of (i) the 60th day after delivery of the notice to the Depositary or (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Owners of Receipts to do so, it may, after consultation with the Company to the extent practicable, appoint a substitute or addition al Custodian.

20	Amendment

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, transfer and registration fees for Deposited Securities, cable, telex or facsimile transmission costs, delivery expenses or similar expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21	Termination of Deposit Agreement

Subject to Section 7.09(b) of the Deposit Agreement, the Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of termination to the Company and the Owners of all Receipts then outstanding if at least 60 days have passed since the Depositary delivered to the Company a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22	Submission to Jurisdiction

In the Deposit Agreement, the Company has (i) appointed CT Corporation System, 111 Eighth Avenue, New York, New York 10011, in the State of New York, as the Company’s authorized agent upon which process may be served in any suit or proceeding between the Company and the Depositary arising out of or relating to the American Depositary Shares or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the Borough of Manhattan in the State of New York in which any such suit or proceeding between the Company and the Depositary may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding between the Company and the Depositary.

23	Waiver of Immunities

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any Chilean court or any court as provided in Section 7.06 of the Deposit Agreement, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to its obligations and liabilities of the Company, or any other matter arising out of or in connection with the American Depositary Shares or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

24	Disclosure of Interests

To the extent that provisions of or governing any Deposited Securities or the rules and regulations of any governmental authority may require the disclosure of beneficial or other ownership of Deposited Securities, other Shares and other securities to the Company or other persons and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with written Company instructions as to Receipts in respect of any such enforcement or limitation and Owners and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary’s compliance with such Company instructions.

25	Compliance with Chilean Law

Pursuant to Circular Letter Number 1,375 of the SVS dated 12 February 1998, Owners are deemed, for certain purposes of Chilean law, to be treated as owners of Shares. Accordingly, Owners shall, as a matter of Chilean law, be obligated and by holding American Depositary Shares shall be deemed to agree to comply with the obligations that shareholders have in Chile including, without limitation, the requirements of Articles 12 and 54 and Title XV of Law 18,045 of Chile and the regulations issued by the SVS in connection therewith.

Article 12 requires, among other things, that Owners and Beneficial Owners who directly or indirectly own 10% or more of the total share capital of the Company (or who may attain such percentage ownership through an acquisition of shares), or the directors, liquidators, principal executives or managers of such Owners or Beneficial Owners, must report to the SVS and the stock exchanges in Chile on which the Shares are listed:

(iii)	any direct or indirect acquisition or sale of Receipts; and

(iv)	any direct or indirect acquisition or sale of any contract or security whose price or results depend on or are conditioned in whole or in part on the price of the Company’s shares.

The information must be provided not later than the day following the effectiveness of the acquisition or sale, and in addition, shareholders required to report under clause (i) or (ii) above must state in their report whether their purpose is to acquire control of the Company or to make a financial investment.

Under Article 54 of Law 18,045 of Chile (the “Securities Market Law”) and the regulations of the SVS, persons or entities intending to acquire control, directly or indirectly (as defined in Title XV of the Securities Market Law), of a publicly traded company, including through acquisitions to be made through direct subscriptions or private transactions, shall previously (a) send a written notice of such intention to the Company, to the Company’s controllers, to companies controlled by the Company, to the SVS and to the stock exchanges in Chile on which the Shares are listed, and, (b) publish a notice of such intention in two newspapers in Chile and on the Company’s website. Such written communications and publications must be made at least ten business days prior to the date of intended acquisition of control or as soon as negotiations pursuing control have been formalized or confidential documentation of the Company has been provided. Within two business days following the acquisition of control, the Owner must publish a notice in the same newspapers in which the intention of control was published and send written communications to the same entities listed in clause (a) above.

Articles 101 and 102 of the Securities Market Law empower the SVS to request information in order to determine whether a Beneficial Owner is part of any entrepreneurial group and the holders of the ADSs must deliver such information.

Article 36 of the Decree with Force of Law No. 3 of 1997, as amended (the “General Banking Law”) states that as a matter of public policy, no person or company may acquire, directly or indirectly, more than 10% of the shares of a bank without the prior authorization of the Banking Superintendency. The prohibition would also apply to Beneficial Owners. In the absence of such authorization, any person or group of persons acting in concert who in aggregate have acquired, directly or indirectly, more than 10% of the shares (or the rights to over 10% of the shares) of a bank would not be permitted to exercise voting rights with respect to the shares or Receipts acquired. In determining whether or not to issue such an authorization, the Banking Superintendency considers a number of factors enumerated in the General Banking Law, including the financial stability of the purchasing party.

Article 35 bis of the General Banking Law requires the prior authorization of the Banking Superintendency for a substantial increase in share ownership by a controlling shareholder of a bank, including Beneficial Owners. Such prior authorization is required only when such controlling shareholder would own a market share in loans (colocaciones) determined by the Banking Superintendency to be more than 15% of all loans in the Chilean banking system. The intended purchase, may be denied or conditioned by the Banking Superintendency, on one or more of the following:

a) that the bank or banks maintain an effective net equity higher than 8.0% and up to 14.0% of their risk-weighted assets;

b) that the technical reserve established in Article 65 of the General Banking Law be applicable when deposits exceed one and a half times the resulting bank’s paid-in capital and reserves; or

c) that the margin for interbank loans be reduced to 20.0% of the resulting bank’s effective shareholders’ equity.